Exhibit 4.1

SECOND AMENDMENT
TO
TAX BENEFITS PRESERVATION RIGHTS AGREEMENT

This SECOND AMENDMENT TO TAX BENEFITS PRESERVATION RIGHTS AGREEMENT is dated as of April 27, 2016 (the “Second Amendment”),  by and between Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agent” which term shall include any successor Rights Agent hereunder). Capitalized terms contained herein and not otherwise defined shall have the meanings ascribed to them in the Rights Agreement.

WHEREAS, the Company and the Rights Agent entered into a Tax Benefits Preservation Rights Agreement dated as of September 3, 2013, as amended on September 24, 2013 (as it may be amended from time to time as provided herein, the “Rights Agreement”);

WHEREAS, pursuant to Section 7 of the Rights Agreement, the Final Expiration Date is September 2, 2016;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement to, among other things, extend the Final Expiration Date by three years so that it shall be September 2, 2019;

WHEREAS, pursuant to Section 28 of the Rights Agreement, prior to the occurrence of a Distribution Date, the Company may in its sole discretion and the Rights Agent shall, if the Board of Directors so directs, supplement or amend any provision of the Rights Agreement as the Board may deem necessary or advisable without the approval of any holders of certificates representing shares of Common Stock of the Company;

WHEREAS, Section 28 of the Rights Agreement also provides that any supplement or amendment that does not amend Sections 18, 19, 20, 21 or 28 or any other section of the Rights Agreement in a manner that is adverse to the Rights Agent will become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent;

WHEREAS, as of the date hereof, no Distribution Date (as defined in the Rights Agreement) has occurred;

WHEREAS, the Board has authorized and approved this Second Amendment; and

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Second Amendment, and for other good and valuable consideration, the parties hereto agree as follows:

1.                                      Amendments of Section 7.  Section 7 of the Rights Agreement is hereby amended as follows:

(a)         Clause (a)(i) shall be removed and replaced with the following:

“(i) the Close of Business on September 2, 2019 (the “Final Expiration Date”),”

(b)         Clause (a)(iv) shall be removed and replaced with the following:

“(iv) the Close of Business on September 2, 2016 if the Inspector of Election for the Company’s 2016 Annual Meeting of Stockholders (or any adjournment or postponement thereof) certifies that the vote on the amendment to this Agreement dated as of April 27, 2016 at such meeting (with the required vote for such approval to be described in the Company’s proxy statement relating to such Annual Meeting) reflects that stockholder approval of such amendment has not been received,”

(c)          The fourth sentence of clause (a) shall be removed and replaced with the following:

“Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes, prior to the Close of Business on September 2, 2019, that the Expiration Date has not occurred.”

2.                                      Amendments to Exhibit B. Exhibit B to the Agreement is hereby amended as follows:

(a)         The reference to “September 16, 2016” in the legend on page B-1 shall be removed and replaced with “September 2, 2019.”

(b)         The first sentence on page B-1 shall be removed and replaced with the following:

“This certifies that           , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefits Preservation Rights Agreement dated as of September 3, 2013 (the “Rights Agreement”) between Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the close of business on September 2, 2019 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of the Series A-1 Junior Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $50.00 per one one-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and the related Certificate duly executed.”

3.                                      Amendments to Exhibit C. Exhibit C to the Agreement is hereby amended as follows:

(a)         The first bullet point on page C-5 under the section entitled “Expiration Date of the Rights” of Exhibit C shall be removed and replaced with the following:

“ •                                 the close of business on September 2, 2019;”

(b)         The third bullet point on page C-5 under the section entitled “Expiration Date of the Rights” of Exhibit C shall be removed and replaced with the following:

“•                                    the close of business on September 2, 2016 if the Inspector of Election for the Company’s 2016 Annual Meeting of Stockholders           certifies that the vote on the amendment, dated as of April 27, 2016, to the Rights Agreement at such meeting reflects that stockholder approval has not been received;”

4.                                      Effectiveness. This Second Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

5.                                      Miscellaneous. This Second Amendment shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Second Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Second Amendment executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature. If any provision, covenant or restriction of this Second Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Second Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as an instrument under seal and attested, all as of the day and year first above written.

ATTEST:		IMPAC MORTGAGE HOLDINGS, INC.
By:	/s/ Ron Morrison	By:	/s/ William S. Ashmore
	Name: R. Morrison		Name: William S. Ashmore
	Title: EVP		Title: President

CERTIFICATION AND INSTRUCTION TO RIGHTS AGENT: The officer of the Company whose duly authorized signature appears above certifies that this Second Amendment is in compliance with the terms of Section 28 of the Rights Agreement and, on behalf of the Company, instructs the Rights Agent to enter into this Second Amendment.

[Signature Page to Second Amendment to Rights Agreement]

ATTEST:		AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent
By:	/s/ Lindsay Kies	By:	/s/ Jennifer Donovan
	Name: Lindsay Kies		Name: Jennifer Donovan
	Title Relationship Manager		Title SVP

[Signature Page to Second Amendment to Rights Agreement]